UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 15, 2017

TC PipeLines, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700 Houston, TX	77002-2761
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 290-2772

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01   Entry into a Material Definitive Agreement.

In conjunction with its Portland XPress Expansion Project ("PXP"), Portland Natural Gas Transmission System ("PNGTS") entered into a precedent agreement and corresponding financial assurances agreement with TransCanada PipeLines Limited ("TCPL") on December 15, 2017.  TC PipeLines, LP (the "Partnership") indirectly owns a 61.7% general partner interest in PNGTS and TC PipeLines GP, Inc., the general partner of the Partnership (the "General Partner"), is an indirect, wholly owned subsidiary of TCPL.  These agreements contemplate TCPL's transportation of up to 174,311 GJ/d of natural gas from the Union Dawn receipt point and 8,440 GJ/d of natural gas from the Parkway receipt point (collectively, the "Receipt Point") to, in both cases, the East Hereford delivery point (into the PNGTS system) (the "Delivery Point") for delivery for the account of PNGTS in three phases (individually a "Phase" and collectively the "Phases"), with each Phase having its own specified in-service date (its "In-Service Date"), as further described below:

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the first Phase shall have an In-Service Date of November 1, 2018 or as soon as possible thereafter to transport 39,663 GJ/day from the Dawn Receipt Point and 2,651 GJ/day from the Parkway Receipt Point for an aggregate of 42,314 GJ/day, for a term of 22 years ("Phase I");

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the second Phase shall have an In-Service Date of November 1, 2019 or as soon as possible thereafter to transport 159,960 GJ/day from the Dawn Receipt Point and 7,481 GJ/day from the Parkway Receipt Point for an aggregate of 167,441 GJ/day, for a term of 21 years ("Phase II"); and

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the third phase shall have an In-Service Date of November 1, 2020 or as soon as possible thereafter to transport 174,311 GJ/day from the Dawn Receipt Point and 8,440 GJ/day from the Parkway Receipt Point for an aggregate of 182,751 GJ/day, for a term of 20 years ("Phase III").

The service contemplated in this precedent agreement is priced in accordance with TCPL's FT Toll Schedule, List of Tolls, and General Terms and Conditions set forth in TCPL's tariff as approved by the Canadian National Energy Board.

Pursuant to the precedent agreement, PNGTS will execute a firm transportation service agreement for each particular Phase following receipt of all required authorizations and, where necessary, financial assurances from PNGTS.  Under the financial assurances agreement, prior to the execution of each transportation service agreement, TCPL may request financial assurances from PNGTS in respect of a particular Phase and the related transportation service agreement, and at any time and from time to time prior to and during service.

The parties intend for PNGTS to assign this capacity and the requirements of the financial assurances agreement to PNGTS' shippers who have entered into agreements for capacity on PNGTS as part of PXP.

Under the precedent agreement, each party is required to seek all necessary authorization to effectuate the agreement as it pertains to the provision of service.  TCPL may be required to construct new facilities to provide a portion of the requested service.  PNGTS bears the risk of all reasonably incurred financial obligations and outlays incurred by TCPL to increase capacity to the extent necessary to meet PNGTS' requested service.

The precedent agreement will terminate automatically on the date transportation service pursuant to all firm transportation service agreements associated with all three Phases, and any necessary Transportation by Others contracts, for all of the service has commenced.   Each party is also permitted to terminate the precedent agreement prior to the in-service date of all Phases under certain conditions, subject to reimbursement by PNGTS of TCPL's costs, calculated as set forth in the precedent agreement, and certain other procedural requirements related to termination.

The foregoing is a summary of the material terms of the precedent and financial assurances agreements, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this document and are incorporated herein by reference.  This summary is qualified in its entirety by reference to the agreements.  The agreements should be read in their entirety.

Item 9.01   Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
10.1	Precedent Agreement by and between Portland Natural Gas Transmission System and TransCanada PipeLines Limited.
10.2	Financial Assurances Agreement by and between Portland Natural Gas Transmission System and TransCanada PipeLines Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP by: TC PipeLines GP, Inc., its general partner
By: /s/ Jon Dobson Jon Dobson Secretary

Dated:  December 21, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Precedent Agreement by and between Portland Natural Gas Transmission System and TransCanada PipeLines Limited.
10.2	Financial Assurances Agreement by and between Portland Natural Gas Transmission System and TransCanada PipeLines Limited.

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